UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2011

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10586 Highway 75 North, Willis, Texas		77378
(Address of principal executive offices)		(Zip code)

936-890-1064

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2011, Christopher M. Hix, Senior Vice President and Chief Financial Officer of Robbins & Myers, Inc. (the “Company”), informed the Company that he is resigning in order to take a similar position at another company. Mr. Hix’s resignation will be effective December 2, 2011, at which time Kevin J. Brown, Corporate Controller and Chief Accounting Officer of the Company, will become the interim Chief Financial Officer.

Mr. Brown, age 53, has been the Company’s Corporate Controller and Chief Accounting Officer since October 2006. He was the Company’s Vice President of Corporate Services, Investor Relations & Compliance from August 2006 to October 2006 and was the Company’s Vice President and Chief Financial Officer from January 2000 to August 2006. From December 1995 to August 2000, he was the Company’s Controller and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.

Date: November 14, 2011	By:	/s/ Peter C. Wallace
Peter C. Wallace
President and Chief Executive Officer